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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT



Pathmark Stores, Inc.
Carteret, New Jersey


We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 33-59612 of Pathmark Stores, Inc. on Form S-1 of our report dated April 16, 1998 (May 12, 1998 as to Note 24) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Historical Consolidated Financial Data" and "Experts" in such Prospectus.







DELOITTE & TOUCHE  LLP



Parsippany, New Jersey
June 1, 1998